  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1996

                                                     REGISTRATION NO. 333-03327
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                 PRE-EFFECTIVE

                             AMENDMENT NO. 3*
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ---------------

                         GRAND PREMIER FINANCIAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    6712                    36-4077455
                              (PRIMARY STANDARD               (I.R.S.
     (STATE OR OTHER             INDUSTRIAL           EMPLOYERIDENTIFICATION
     JURISDICTION OF         CLASSIFICATION CODE               NO.)
    INCORPORATION OR               NUMBER)
      ORGANIZATION)

                           486 WEST LIBERTY STREET
                         WAUCONDA, ILLINOIS 60084-2489
                                (847) 487-1818
  (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT W. HINMAN
                           486 WEST LIBERTY STREET
                        WAUCONDA, ILLINOIS 60084-2489
                                (847) 487-1818

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

       GARY L. MOWDER                               THOMAS F. KARABA
   SCHIFF HARDIN & WAITE                      CROWLEY BARRETT & KARABA, LTD.
      7200 SEARS TOWER                      20 SOUTH CLARK STREET, SUITE 2310
  CHICAGO, ILLINOIS 60606                        CHICAGO, ILLINOIS 60603
       (312) 258-5514                                 (312) 726-2468


                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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*Pre-Effective Amendment No. 3 relates solely to the filing of revised consents, filed as Exhibits 23.5 and 23.6 herewith.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law, Article Sixth of the registrant's certificate of incorporation and Article 6 of the registrant's by-laws provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The general effect of the provisions in the registrant's certificate of incorporation and by-laws and under the Delaware General Corporation Law is to provide that the registrant shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors and officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the registrant. With respect to legal proceedings by or in the right of the registrant in which a director or officer is adjudged liable for improper performance of his duty to the registrant, indemnification is limited by such provisions to the amount which is permitted by the court.

  In addition, pursuant to the Agreement and Plan of Merger, Premier and Northern Illinois have agreed to use reasonable efforts to obtain, after the Effective Time of the Merger, insurance coverage as permitted by Delaware law on behalf of the registrant's directors and officers, which may cover liabilities under the Securities Act of 1933, as amended. Premier and Northern Illinois also have agreed to cause the persons serving as directors and officers of Premier and Northern Illinois to be covered by the directors' and officers' liability policies maintained by Premier and Northern Illinois, respectively, or to substitute policies of at least the same coverage, for a period of three years from the Effective Time with respect to acts or omissions occurring prior to the effective time which were committed by such officers and directors in their capacity as officers and directors of Premier and Northern Illinois.

  Article 12 of the form of registrant's restated certificate of incorporation, which will be adopted at the Effective Time of the Merger contemplated by this joint proxy statement-prospectus, and Article 6 of the form of registrant's by-laws, which will be adopted at the Effective Time of the Merger, provide for indemnification of the registrant's directors and officers substantially equivalent to the indemnification provisions described in the preceding paragraph.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

  (a) The exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement at page II-5.

  (b) Not applicable.

  (c) Not applicable. The fairness opinions of Prairie Capital Services, Inc. and The Chicago Corporation have been included as appendices to the prospectus.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FREEPORT, STATE OF ILLINOIS, ON THE 11TH DAY OF JULY, 1996.

                                          Grand Premier Financial, Inc.
                                                  (Registrant)

                                                  /s/ Richard L. Geach
                                          By: _________________________________
                                                     Richard L. Geach
                                               Chairman of the Board, Chief
                                              Executive Officer and Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
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
  2.1*   Agreement and Plan of Merger, dated January 22, 1996, among Northern Illinois
         Financial Services, Premier Financial Services, Inc. and Grand Premier Financial,
         Inc.
  2.2*   First Amendment to Agreement and Plan of Merger, dated March 18, 1996, among
         Northern Illinois Financial Services, Premier Financial Services, Inc. and Grand
         Premier Financial, Inc.
  3.1*   Certificate of Incorporation of GPF.
  3.2    Form of Amended and Restated Certificate of Incorporation of GPF to be adopted at the effective time of the Merger (incorporated by reference to Appendix F of the
         Joint Proxy Statement-Prospectus).
  3.3*   By-laws of GPF.
  3.4*   Form of By-laws of GPF to be adopted at the effective time of the Merger.
  4.1*   Rights Agreement between Grand Premier Financial, Inc. and Premier Trust Services,
         Inc.
  5*     Opinion of Schiff Hardin & Waite.
  8*     Opinion of KPMG Peat Marwick LLP.
 10.1*   Consulting Agreement between Grand National Bank and Howard A. McKee, dated
         February 17, 1995.
 10.2*   Change in Control and Termination Agreement, dated January 20, 1995, between
         Premier and Richard L. Geach.
 10.3*   Change in Control and Termination Agreement, dated January 20, 1995, between
         Premier and David L. Murray.
 12.1*   Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends for Grand Premier Financial, Inc.
 12.2*   Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends for Premier Financial Services, Inc.
 23.1*   Consent of Hutton Nelson & McDonald LLP.
 23.2*   Consent of KPMG Peat Marwick LLP.
 23.3    Consent of Schiff Hardin & Waite (filed as part of Exhibit 5 and Exhibit 8).
 23.4    Consent of KPMG Peat Marwick LLP (filed as part of Exhibit 8).
 23.5    Consent of Prairie Capital Services, Inc.
 23.6    Consent of The Chicago Corporation.
 23.7*   Consents of persons named as directors of GPF who have not signed the Registration
         Statement.
 23.8    Consent of Crowley Barrett & Karaba (filed as part of Exhibit 8).
 99.1*   Form of Proxy of Northern Illinois Financial Services.
 99.2*   Form of Proxy of Premier Financial Services, Inc.
 99.3    Fairness Opinion of Prairie Capital Services, Inc. (incorporated by reference to
         Appendix D of the Joint Proxy Statement-Prospectus).
 99.4    Fairness Opinion of The Chicago Corporation (incorporated by reference to Appendix
         E of the Joint Proxy Statement-Prospectus).

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*Previously filed.

                                      II-5